EXHIBIT 10.25

English Translation

Agreement Regarding the "Pre-sale Building Unit Purchase and Sale Agreement,

A5 Building, Taipei Enterprise Headquarters Park"

This Agreement is entered into by and among:

Jack Jie Qin	("Jack Jie Qin")
Transglobe Life Insurance Inc.	("TransGlobe")
EFT Investment Co. Ltd.	("EFT")

Whereas, Jack Jie Qin arranged to pre-purchase from TransGlobe all the building units on the 1st to the 6th floors, one unit on the 7th floor, and the 65 parking spaces appurtenant to the above units (the "Property for Purchase") in the No. A5 office building (the "A5 Building") situated in the northwest corner of the Neihu Enterprise Headquarters Park, and, on 2 May 2011, signed seven separate Pre-sale Building Unit Purchase and Sale Agreements respectively for each of the 1st, 2nd, 3rd, 4th, 5th and 6th floors and one unit on the 7th floor (the "Pre-Sale Agreements"), and EFT intends through its 100 percent owned subsidiary to assume Jack Jie Qin's rights and obligations under the Pre-Sale Agreements. Now therefore, on this 31st day of May 2011, the three parties sign and enter into this Agreement stipulating matters in connection with the assumption and performance of the Pre-Sale Agreements and agree to be mutually bound by the following terms and conditions:

1.
After the signing of this Agreement, if EFT pays NT$40 million to TransGlobe by 8 June 2011, TransGlobe agrees not to assert any rights against Jack Jie Qin under Article 24, paragraph 5, of the Pre-Sale Agreements prior to 24 June 2011. If EFT does not pay NT$40 million to TransGlobe by 8 June 2011, articles 3 and 4 of this Agreement shall lose their force and effect, and TransGlobe may, under Article 24, paragraph 5 of the Pre-Sale Agreements, claim for payment of default interest or penalty from Jack Jie Qin or rescind the Pre-Sale Agreements, or claim other rights under the law.

2.
Jack Jie Qin and TransGlobe agree to adjust the amounts to be paid as the Signature Payment and the Construction Start Payment respectively under the Pre-Sale Agreements, i.e. that the adjusted Signature Payment under the Pre-Sale Agreements shall be a combined total of NT$60 million and the adjusted Construction Start Payment under the Pre-Sale Agreements shall be a combined total of NT$40 million.

3.
By 24 June 2011, Jack Jie Qin will transfer the Pre-Sale Agreements to EFT's 100 percent owned subsidiary (the "New Buyer"), and TransGlobe will not charge any service charge for the transfer. If by 24 June 2011 Jack Jie Qin and the New Buyer complete the procedures with TransGlobe for replacement of the agreements and pay in full the Signature Payment under the Pre-Sale Agreements, totaling NT$60 million, then on the next business day after receiving the Signature Payment, TransGlobe shall refund to EFT the sum specified in Article 1 of this Agreement.

4.
If by the deadline stipulated in Article 3 of this Agreement, Jack Jie Qin and the New Buyer have not completed the procedures for replacement of the agreements and paid in full the Signature Payment under the Pre-Sale Agreements of NT$60 million in total, TransGlobe agrees to refund to EFT without interest the sum specified in Article 1 of this Agreement, and may under Article 24, paragraph 5 of the Pre-Sale Agreements, claim for payment of default interest or penalty from Jack Jie Qin or rescind the Pre-Sale Agreements, or claim other rights under the law.

5.
Jack Jie Qin and EFT agree that, after the signing of this Agreement and before Jack Jie Qin and the New Buyer have completed the procedures with TransGlobe for replacement of the Agreements, TransGlobe may sell the Property for Purchase to a third party, in which event Jack Jie Qin and EFT may not assert any rights against TransGlobe under the Pre-Sale Agreements or this Agreement. Once TransGlobe has notified Jack Jie Qin and EFT of such a sale, the force and effect of this Agreement and the Pre-Sale Agreements will thereupon be terminated. If EFT has already paid the NT$40 million under Article 1 of this Agreement, TransGlobe shall refund that sum to EFT without interest.

6.	This Agreement shall take effect from the date it is signed. It is made in triplicate originals with one to be kept by each of the three parties.

(End)

This Agreement is made by and between:
Jack Jie Qin	/s/ Jack Jie Qin
US Passport no.:
Contact address: 929, Radecki, Ct., City of Industry, CA 91748 USA
Taiwan contact address: 5F, No. 356, Neihu Rd., Sec. 1, Taipei
Contact telephone: (02) 8751-0577

Transglobe Life Insurance Inc.          [seal: Transglobe Life Insurance Inc.]
Responsible person of the company: James Liu
Uniform serial number of the company: 70817744
    Address of the company: 15F, No. 238, Jianguo North Rd., Sec. 2, Zhongshan District, Taipei
Telephone: (02) 2506-8800

EFT Investment Co. Ltd.        [seal: EFT Investment Co., Ltd.]
Responsible person of the company: Qin, Jack Jie
Uniform serial number of the company: 28971239
    Address of the company: 5F, No. 356, Neihu Rd., Sec. 1, Neihu District, Taipei

This 31st Day of May 2011